THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON
EXERCISE
OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) UNDER COVER OF A REGISTRATION STATEMENT UNDER SUCH ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (ii) PURSUANT TO AN EXCEPTION FROM REGISTRATION UNDER SUCH ACT.


No. 2 - Ally                                        20,513 Shares



              PERMA-FIX ENVIRONMENTAL SERVICES, INC.


        Warrant for the Purchase of Shares of Common Stock


         WHEREAS, in connection with the extension of an additional Five Hundred Thousand Dollars ($500,000) in financial credits by Ally Capital Management, Inc., a Delaware corporation ("Ally"), to Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), or subsidiaries of the Company, under the terms of an amendment to the Equipment Lease Agreement between the Company and/or subsidiaries of the Company and Ally ("Lease Agreement"), the Company has agreed to grant to Ally this Warrant which provides, in part, that Ally may purchase up to twenty thousand five hundred thirteen (20,513) shares of the Company's Common Stock, par value $.001 per share, for $2.4375 per share (the "Warrant Price"), subject and pursuant to the terms and conditions of this Warrant.

         NOW, THEREFORE, FOR VALUE RECEIVED, the Company, hereby grants to Ally, or any permitted assignee thereof (the "Holder"), the right to purchase from the Company, at any time in whole or from time to time in part, during the period commencing the 11th day of September, 1995, and ending at 5:00 p.m., Atlanta, Georgia time, on September 10, 2000 (the "Exercise Period"), twenty thousand five hundred thirteen (20,513) shares of the Company's Common Stock, $.001 par value ("Common Stock"), all of which shall be fully paid and nonassessable, at a purchase price of $2.4375 per share, to be issued and delivered by the Company upon any exercise of this Warrant and the payment of the Warrant Price (as hereafter defined) to be paid for each such share of Common Stock to be purchased upon such exercise pursuant to the terms thereof, which shall be subject to adjustment from time to time as hereinafter provided. This Warrant and all warrants of like tenor which may be issued by the Company in exchange or substitution for or upon the transfer or partial exercise of this Warrant are hereinafter collectively referred to as the "Warrant", the shares of Common Stock of the Company issuable and issued upon exercise of this Warrant is hereinafter collectively referred to as the "Warrant Shares", and the price payable for each of the Warrant Shares upon such exercise is hereinafter referred to as the "Warrant Price".

1. Exercise of Warrant. This Warrant may be exercised, as a whole at any one time or in part from time to time, during the Exercise Period, by Ally, the holder of this Warrant, by the surrender of this Warrant (with the subscription form at the end hereof duly executed in a manner satisfactory to the Company) at the address set forth in Subsection 10(a) hereof, together with payment in the manner hereinafter set forth of an amount equal to the Warrant Price in effect at the date of such exercise multiplied by the total number of Warrant Shares to be purchased upon such exercise. Payment for Warrant Shares shall be made by a cashier's or certified check or money order, to the order of the Company. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares and Ally shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised, unless this Warrant has expired pursuant to its terms. Upon any exercise and surrender of this Warrant, the Company (i) will issue and deliver to Ally a certificate or certificates in the name of Ally for the largest whole number of Warrant Shares to which Ally shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which Ally otherwise might be entitled, cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) will deliver to Ally such other securities and properties which Ally may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. This Warrant may not be exercised after the Exercise Period.

2. Reservation of Warrant Shares. The Company agrees that at all times prior to the expiration of the Warrant, the Company will have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of the Warrant such number of shares of the Common Stock and such amount of other securities and properties as from time to time shall be deliverable upon the exercise of the Warrant, free and clear of all restrictions on sale or transfer (except as otherwise provided by this Agreement or as may be imposed under applicable federal and state securities laws or the applicable exchange upon which the Common Stock may be listed) and free and clear of all preemptive rights.

3.  Protection Against Dilution.

             3.1 If, at any time or from time to time after the date of this Warrant, the Company shall distribute to all of the holders of its outstanding Common Stock, (i) securities, or (ii) property, other than cash, without payment therefor, then, and in each such case, Ally, upon the exercise of this Warrant, shall be entitled to receive the securities and property which Ally would hold on the date of such exercise if, on the date of this Warrant, Ally had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by Ally during such period.
         Notice of each such distribution shall be forthwith mailed to Ally.

             3.2 If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of any other class of capital stock of the Company, the number of Warrant Shares and the Warrant Price in effect immediately prior to such event shall be adjusted so that, upon exercise of this Warrant, Ally shall be entitled to purchase under this Warrant, without additional consideration therefor, the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to purchase immediately following the happening of any of the events described above in this subsection 3.2 had this Warrant been exercised and Ally become the holder of record of the Warrant Shares purchased upon such exercise immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision, combination or reclassification at a Warrant Price equal to the aggregate consideration which Ally would have had to pay for such Warrant
         Shares immediately prior to such event divided by the number of Warrant Shares Ally is entitled to receive immediately after such event. An adjustment made pursuant to this subsection 3.2 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection 3.2, Ally shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to Ally promptly after such adjustment) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

             3.3 In case of any consolidation or merger of the Company in which the Company is not the surviving entity, or in case of any sale or conveyance by the Company to another entity of all or substantially all of the property of the Company as an entirety or substantially as an entirety, Ally shall have the right thereafter, upon exercise of this Warrant, to receive the kind and amount of securities, cash or other property which Ally would have owned or been entitled to receive immedi-

         ately after such consolidation, merger, sale or conveyance had this Warrant been exercised in full immediately prior to the effective date of such consolidation, merger, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application thereafter of the provisions of this Section 3 with respect to the rights and interests of Ally to the end that the provisions of this Section 3 thereafter shall be correspondingly applicable, as nearly as may reasonably be, to such securities and other property. The provisions of this subsection 3.3 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notice of any such consolidation, merger, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to Ally not less than twenty (20) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

             3.4 No adjustment of the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.10; provided, however, that any adjustments which by reason of this subsection 3.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustments shall be required and made in accordance with the provisions of this
         Section 3 (other than this subsection 3.4) not later than such time as may be required in order to preserve the tax-free nature of a distribution to Ally. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Warrant Price, in addition to those required by this Section 3, as it shall deem to be advisable in its discretion in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

             3.5 Whenever the Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of Ally in accordance with this Section 3, the Chief
         Financial Officer of the Company promptly shall certify the Warrant Price and the number of Warrant
         Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and shall cause such certificate to be mailed to Ally.

             3.6 For purposes of this Section 3, in case any shares of Common Stock, options or securities entitling the holders thereof to purchase Common Stock shall be or are to be sold or issued by the Company for cash, the net proceeds received by the Company shall be deemed to be the consideration received by the Company therefor.
         If any shares of Common Stock, options or securities entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock shall be or are to be sold or issued for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good-faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

             3.7 No adjustment to the Warrant Price shall be required, however (i) upon the exercise of any of the options presently outstanding under the Company's 1991 Per-

         formance Equity Plan (the "1991 Plan"), 1992 Outside Directors Stock Option Plan (the "1992 Plan"), and 1993 Nonqualified Stock Option Plan (the "1993 Plan") (the 1991 Plan, 1992 Plan, and the 1993 Plan are referred to collectively as the "Plans"); or (ii) upon the issuance or exercise of any options or securities which may hereafter be granted or exercised under the Plans or under any other employee benefit plan of the Company provided such securities are issued with a conversion or exercise price equal to not less than eighty-five percent (85%) of the fair market value of the Common Stock pursuant to the terms of the employee benefit plan; or (iii) upon the exercise of outstanding warrants to purchase shares of the Common Stock; or
         (iv) upon the sale of any shares of Common Stock or convertible securities in a private placement or in a firm commitment underwritten public offering for value received or to be received by the Company; or (v) upon the issuance or sale of Common Stock or convertible securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or convertible securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or (vi) upon the issuance by the Company of Common Stock to Quadrex Corporation or Quadrex Environmental Company.

             3.8 As used in this Section 3, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of this Warrant shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants or
         (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Subsection 3.3 hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common
         Stock as so reclassified or changed.

4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered upon the exercise of the Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Share or certificate therefor.


5.  Registration under the Securities Act of 1933.

             5.1 Subject to the terms of this Section 5, if, at any time during the Exercise Period, the Company proposes to register shares of the Company Common Stock for public sale in a firm commitment underwriting for its own account under a Form S-1 or S-2 registration statement
         (collectively, the "Registration Statement"), the
         Company shall give the Holder notice of such proposed registration at least twenty (20) calendar days prior to the filing of the Registration Statement. At the written request of the Holder delivered to the Company within seven (7) calendar days after the receipt of the notice from the Company, which request shall state the Holder's intent to sell all of the Warrant Shares then owned by the Holder, the Company shall use its reasonable efforts to register such Warrant Shares under the same Registration Statement otherwise being filed by the Company, and to use reasonable efforts to cause such registration to become and remain effective so long as the Company keeps such registration effective as to such other Company Common Stock being sold for the account of the Company. The Company shall not be required to include any of the Warrant Shares in any Registration Statement unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the managing underwriter or underwriters, jeopardize the success or the offering by the Company. If the total amount of the Warrant Shares requested to be included in the registration by the Holder and other shareholders of the Company that request the inclusion of securities of the Company in such Registration Statement (the "Other Shareholders") exceeds the amount of securities that the managing underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the Warrant Shares held by the Holder and other securities of the Company held by the Other Shareholders as the managing underwriters believe will not jeopardize the success of the offering (the Warrant Shares and other securities of the Company held by the Other
         Shareholders so included to be apportioned pro rata among the Holder and the Other Shareholders according to the amounts of Warrant Shares and other securities of the Company held by the Other Shareholders so requested to be included in the Registration Statement or in such other proportions as have been mutually agreed by the Holder and the Other Shareholders);
         provided, however, that no such reduction shall be made with respect to any securities offered by the Company or any Other Shareholders whose shares are included in such Registration Statement other than pursuant to piggyback registration rights. All Warrant Shares registered pursuant to this Section 5 must be offered for sale in the public offering by the same underwriter or underwriters that are offering the other shares of the Company Common Stock being registered. The Company may withdraw the Registration Statement at any time before it becomes effective or postpone the offering without obligation to, or the consent of, the Holder.
         The Company will use reasonable efforts to obtain appropriate approvals or registrations under state
         "blue sky" securities laws. With respect to any such securities, however, this Warrant may not be exercised by, or shares of Common Stock issued to, the Holder in any state in which such exercise would be unlawful.
         The Holder's rights under this Section 5.1 shall expire and terminate at the earlier of (i) such time as the Holder shall have received from counsel to the Company an unqualified written opinion of such counsel that the Holder has the right, pursuant to the provisions of Rule 144 under the Act, to sell within any three (3) month period all Warrant Shares then held and purchasable upon the exercise of Warrants by the Holder or (ii) termination of the Exercise Period.

             5.2 The Company shall bear the expenses of preparing the Registration Statement contemplated by this Section 5, including, without limitation, costs of complying with federal and state securities laws and regulations, attorneys' fees of the Company, accounting fees, printing expenses and federal and state filing fees;
         provided, however, that the Holder shall bear all transfer fees, underwriting commissions and discounts, and fees of counsel to the Holder relating to the Warrant Shares included in such Registration Statement.

             5.3 In the event any Warrant Shares are included in a Registration Statement pursuant to Section 5.1 hereof:

                   5.3.1 Except as otherwise provided in this Section 5.3, to the extent permitted by law, the Company will indemnify and hold harmless the Holder and each other entity or person, if any, controlling the Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Controlling Party") against any losses, claims, damages or liabilities to which the Holder or the Controlling Party may become subject under the Act, insofar as such losses, claims, damage or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration
                   Statement registering the Warrant Shares filed by the Company with the Commission, including any preliminary prospectus or final prospectus contained therein or any amendments or supple-

                   ments thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holder and such Controlling Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, except as otherwise provided in Section 5.3; provided, however, that the indemnity agreement contained in this Section 5.3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration Statement by the Holder, any underwriter or Controlling Party thereof.

                   5.3.2 Except as otherwise provided in this Section 5.3, to the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration
                   Statement, each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, and each agent for the Company against any losses, claims, damages, or liabilities to which the Company or any such director, officers, controlling person, agent, or underwriter may become subject under the Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supple-

                   ments thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder for use in connection with such Regis-

                   tration Statement, and the Holder will
                   reimburse any legal or other expenses
                   reasonably incurred by the Company or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action, except as otherwise provided in
                   Section 5.3; provided, however, that the indemnity agreement contained in this Section
                   5.3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and that the obligation of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of Warrant Shares sold pursuant thereto.

                   5.3.3 Promptly after receipt by a person entitled to indemnification pursuant to this Section 5 (an
                   "Indemnified Party") under this section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.3, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section. In case any such action is brought against an Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reason-

                   ably satisfactory to the Indemnified Party, and after notice from the indemnifying party to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to the Indemnified Party under this Section 5.3 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnifying party only if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the indemnifying party and the Indemnified Party has been advised that there are defenses available to it or them that the indemnifying party or its counsel refuses to accept and in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the indemnifying party or parties shall not, in connection with any one such action or separate, but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties.

6.  Limited Transferability and Investment Representation.

             6.1 This Warrant shall not be transferable or assignable by Ally, except to any bank, corporation or association which is a successor to Ally or to an Affiliate (as that term is defined in Rule 405 promulgated under the
         Act) of Ally, and shall be so transferable upon the books of the Company which it shall cause to be maintained for that purpose; provided that any such assignee shall be bound by the terms hereof and prior to such assignment or transfer such transferee or assignee shall execute such documents as may reasonably be required by the Company to evidence that such assignee or transferee is bound by the terms hereof;
         provided however, that prior to such permitted transfer or assignment the Company shall have received from counsel for Ally, which counsel is reasonably satisfactory to the Company, an opinion that this Warrant may be sold, transferred or assigned to such successor or Affiliate without registration under the Securities Act of 1933, as amended, and any applicable state laws, pursuant to an exemption from registration under the Act and applicable state law. The Company may treat the registered holder of this Warrant as he or it appears on the Company's books at any time as Ally for all purposes. The Company shall permit Ally or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holder of this Warrant. Any Warrant issued in sub-

         stitution of this Warrant will be dated the same date as this Warrant.

             6.2 By acceptance hereof, Ally represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by Ally solely for the account of Ally and not with a view to the fractionalization and distribution thereof, and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations promulgated thereunder, and Ally agrees that neither this Warrant nor any of the Warrant Shares may be sold or transferred except under cover of a registration statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion of counsel reasonably satisfactory to the Company that registration under the Act is not required in connection with such sale or transfer. Any Warrant
         Shares issued upon exercise of this Warrant shall bear the following legend:

                      The securities represented by this certificate have not been registered under the Securities
           Act of 1933, as amended (the "Act"), and are restricted securities within the meaning thereof. Such securities may not be sold or transferred except pursuant to a registration statement under such Act which is effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that such sale or transfer is exempt from the registration requirements of such Act.

7. Nasdaq; Boston Stock Exchange. Notwithstanding anything herein to the contrary, this Warrant may not be exercised by Ally until the Company has listed the Warrant Shares with the National Association of Securities Dealers Automated Quotation system ("Nasdaq") and the Boston Stock Exchange (the "Exchange"). The Company will use, at its expense, reasonable efforts to list the Warrant Shares with the Nasdaq and the Exchange at the earlier of
(i) exercise of the Warrant Shares or (ii) registration of the Warrant Shares under the Act.

8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to Ally a new Warrant of like date, tenor and denomination.

9. Warrant Holder Not Shareholder. This Warrant shall not be deemed to confer upon Ally any right as a stockholder of the Company, including, but not limited to, rights as a stockholder to receive dividends or to vote the Warrant Shares or to consent to or receive notice as a shareholder of the Company, as such, because of this Warrant, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10. Notices. No notice or other communication pursuant to or in respect of this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have given if and when, the same is in writing and is mailed by first-class mail, postage prepaid, addressed:

    If to the Company:       Perma-Fix Environmental
                        Services, Inc.
                        1940 Northwest 67th Place
                        Gainesville, Florida  32606-1649
                        Attention: Mr. Robert W. Foster, Jr.

    If to Ally:              Ally Capital Management, Inc.
                        2330 Marinship Way
                        Sausalito, California
                        Attention: Vice President -
                                   Venture Investments

    With a copy to:          Jeremy D. Weinstein, Esquire
                        1657 North California Boulevard
                        Suite 201
                        Walnut Creek, California  94596

or such other address as the Company and Ally previously may have designated in conformity with the foregoing.

11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

13. Survival of Representations. All representations and warranties contained herein shall survive the execution of this Warrant.

    IN WITNESS WHEREOF, the Company has causes this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 11th day of September, 1995.

                        PERMA-FIX ENVIRONMENTAL
                        SERVICES, INC.


                        By: ________________________________
                             Robert W. Foster
                             President

                        (the "Company")

                        ALLY CAPITAL MANAGEMENT, INC.


                        By: _________________________________
                            Name:____________________________
                            Title:___________________________

                        ("Ally")



ISTE:\N-P\PESI\ALLY\WARRANT.2
                           SUBSCRIPTION

         The undersigned, ____________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _____________ shares of the Common Stock of Perma-Fix Environmental Services, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated: _______________       Signature __________________________

                        Address ____________________________



                            ASSIGNMENT

         FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto _______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________, attorney, to transfer said Warrant on the books of Perma-Fix Environmental Services, Inc.


Dated: _______________       Signature _________________________

                        Address ____________________________



                        PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED ___________________ hereby assigns and transfers unto ___________________________ the right to purchase ___________ shares of the Common Stock of Perma-Fix Environmental Services, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of Perma-Fix Environmental Services, Inc.


Dated: _______________       Signature __________________________

                        Address ____________________________






ISTE:\N-P\PESI\ALLY\WARRANT.2